NEWS	Exhibit 99.1

Mark Graff
SVP, Financial Planning and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2022 Q4 Financial Results
Q4 Diluted EPS of $0.61 and Adjusted Diluted EPS of $0.68
Provides Full Year 2023 Financial Outlook
Declares Quarterly Cash Dividend of $0.24 per Share, an Increase of 71%
Authorizes New $125 Million Share Repurchase Program

TAMPA, Fla., February 16, 2023 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2022 (“Q4 2022”) and fiscal year ended December 25, 2022 (“Fiscal Year 2022”) compared to the fourth quarter 2021 (“Q4 2021”) and fiscal year ended December 26, 2021 (“Fiscal Year 2021”).

CEO Comments
“We are pleased with our results in 2022 where we delivered profits and margins well above pre-pandemic levels despite significant inflation,” said David Deno, CEO. “All U.S. brands finished the year with positive comparable restaurant sales and our Brazil business achieved record levels of profits and sales. We are off to a good start to 2023 as we continue to elevate the customer experience and drive innovation across the portfolio while remaining focused on healthy top-line growth.”

Diluted EPS and Adjusted Diluted EPS
The following tables reconcile Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated:

	Q4
	2022	2021	CHANGE
Diluted earnings per share	$0.61	$0.59	$0.02
Adjustments (1)	0.07	0.01	0.06
Adjusted diluted earnings per share (1)	$0.68	$0.60	$0.08

	FISCAL YEAR
	2022	2021	CHANGE
Diluted earnings per share	$1.03	$2.00	$(0.97)
Adjustments (1)(2)	1.49	0.70	0.79
Adjusted diluted earnings per share (1)(2)	$2.52	$2.70	$(0.18)

___________________
(1)See Non-GAAP Measures later in this release.
(2)Adjustments for fiscal year 2022 include losses in connection with the repurchase of $125 million of our outstanding convertible notes (the “2025 Notes”) as well as the settlements of the related convertible senior note hedges and warrants (the “2025 Notes Partial Repurchase”). Fiscal year 2021 includes a $61.9 million charge in connection with the Carrabba’s Italian Grill royalty termination.

Fourth Quarter Financial Results

(dollars in millions, unaudited)	Q4 2022	Q4 2021	CHANGE
Total revenues	$1,095.0	$1,047.1	4.6%

GAAP operating income margin	7.7%	7.5%	0.2%
Adjusted operating income margin (1)	8.2%	7.8%	0.4%

Restaurant-level operating margin (1)	16.3%	16.5%	(0.2)%
Adjusted restaurant-level operating margin (1)	16.8%	16.5%	0.3%
___________________
(1)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to higher comparable restaurant sales and the net impact of restaurant openings and closures.

•GAAP operating income margin improved from Q4 2021 due to increases in average check, significant improvement in Brazil, the benefits of productivity initiatives and lower incentive compensation. These gains were partially offset by commodity and wage inflation, higher operating expenses including utilities and an increase in legal reserves.

•All costs above are included in restaurant-level operating margin with the exception of incentive compensation.

•The difference between GAAP operating income margin and adjusted operating income margin relates to Q4 2021 restructuring activities as well as the Q4 2022 impact of the additional legal reserves mentioned above.

Fourth Quarter Comparable Restaurant Sales
The following table includes Company-owned comparable restaurant sales for the fourth quarter ended December 25, 2022 as well as performance relative to 2019 for improved comparability to pre-COVID-19 restaurant sales:

	THIRTEEN WEEKS ENDED
	DECEMBER 25, 2022
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2021	COMPARABLE TO 2019
U.S.
Outback Steakhouse	0.9%	3.4%
Carrabba’s Italian Grill	2.8%	13.4%
Bonefish Grill	0.5%	1.9%
Fleming’s Prime Steakhouse & Wine Bar	3.1%	24.0%
Combined U.S.	1.4%	6.8%
International
Outback Steakhouse - Brazil (1)	15.3%	26.0%
_________________
(1)Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil tax legislation discussed below. Includes trading day impact from calendar period reporting.

Dividend Declaration and Share Repurchases
On February 7, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share, payable on March 15, 2023 to stockholders of record at the close of business on March 1, 2023.

Through February 15, 2023, we repurchased 6 million shares for a total of $124 million under our existing share repurchase authorization. On February 7, 2023, our Board of Directors approved a new $125 million authorization that will expire on August 7, 2024.

“The 71% increase in our dividend as well as our new $125 million share repurchase authorization reflects our confidence in the strength of our cash flows,” said Chris Meyer, CFO. “Importantly, we continue to generate ample cash flow that will fund investments in our people and ongoing growth initiatives.”

Brazil Tax Legislation
Our 2023 financial outlook includes a benefit from a legislative action in Brazil that provides certain industries a 100% exemption from federal income tax and federal value added tax on revenues, known as PIS and COFINS, for a period of five years. The temporary exemptions are for businesses impacted heavily by the COVID-19 pandemic. Our operations in Brazil received a court ruling affirming our eligibility for this exemption.

This annual benefit is specific to results generated by our Brazilian operations. The PIS and COFINS exemption is expected to generate an approximate benefit of $17 million to income from operations in 2023, and this benefit is exempt from federal income tax in Brazil. In addition, the exemption from federal income tax is also expected to generate an approximate tax benefit of $6 million in 2023. The combined impact of these benefits is approximately $23 million to our consolidated 2023 results or approximately $0.25 to diluted earnings per share. Due to the ongoing annual benefit from this legislative action, these amounts will be included in both our GAAP and adjusted financial results.

Fiscal 2023 Financial Outlook
The Company’s financial expectations for fiscal 2023 include the following:

•Addition of a 53rd week at the end of fiscal 2023. This week is one of the Company’s highest sales volume weeks, however; it only has six days due to closure for the Christmas holiday.

•Benefits from the Brazil tax legislation as described above.

The tables below present our expectations for selected 2023 financial reporting and operating results:

Financial Results:	2023 Guidance
U.S. comparable restaurant sales	2% to 4%

GAAP diluted earnings per share (1)	$2.80 to $2.89

Adjusted diluted earnings per share (2)	$2.91 to $3.00

Effective income tax rate	13% to 15%

Other Selected Financial Data:	2023 Guidance
Commodity inflation	Mid Single Digits

Labor inflation	Mid Single Digits

Capital expenditures	$240M to $260M

Number of new system-wide restaurants	30 to 35

_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 96 million.
(2)Assumes weighted average adjusted diluted shares of approximately 92 million, which includes the benefit of the convertible note hedge entered into in May 2020.

2023 Guidance
Earnings Per Share:	GAAP	ADJUSTED
Diluted earnings per share (comparable basis)	$2.41 to $2.50	$2.52 to $2.61

Plus: impact of Brazil tax legislation	Approx. $0.25	Approx. $0.25

Plus: 53rd week	Approx. $0.14	Approx. $0.14

Diluted earnings per share	$2.80 to $2.89	$2.91 to $3.00

Diluted earnings per share growth		15% to 19%

Q1 2023 Financial Outlook
The table below presents our expectations for selected fiscal Q1 2023 operating results:

Financial Results:	Q1 2023 Outlook
U.S. comparable restaurant sales	3% to 5%

GAAP diluted earnings per share (1)	$0.81 to $0.86

Adjusted diluted earnings per share (2)	$0.85 to $0.90
_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 97 million.
(2)Assumes weighted average adjusted diluted shares of approximately 93 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call
The Company will host a conference call today, February 16, 2023 at 8:15 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Restaurant-level operating margin and adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share and (v) Adjusted segment income from operations and the corresponding margin.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, six and seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 47 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2023 Financial Outlook” and “Q1 2023 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions, the responses of domestic and foreign federal, state and local governments to the pandemic and consumer behavior; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to address environmental, social and governance matters; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	THIRTEEN WEEKS ENDED		FISCAL YEAR
	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
(in thousands, except per share data)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$1,079,827	$1,029,697	$4,352,695	$4,061,093
Franchise and other revenues	15,221	17,386	63,813	61,292
Total revenues	1,095,048	1,047,083	4,416,508	4,122,385
Costs and expenses
Food and beverage costs	326,864	321,417	1,383,632	1,229,689
Labor and other related	301,946	294,740	1,226,460	1,154,623
Other restaurant operating	275,079	243,840	1,065,662	1,006,371
Depreciation and amortization	44,414	40,799	169,617	163,391
General and administrative	60,743	63,026	234,752	245,616
Provision for impaired assets and restaurant closings	1,865	4,775	5,964	13,737
Total costs and expenses	1,010,911	968,597	4,086,087	3,813,427
Income from operations	84,137	78,486	330,421	308,958
Loss on extinguishment and modification of debt	—	—	(107,630)	(2,073)
Loss on fair value adjustment of derivatives, net	—	—	(17,685)	—
Other (expense) income, net	(23)	—	(23)	26
Interest expense, net	(14,299)	(13,751)	(53,176)	(57,614)
Income before provision for income taxes	69,815	64,735	151,907	249,297
Provision for income taxes	9,676	1,557	42,704	26,384
Net income	60,139	63,178	109,203	222,913
Less: net income attributable to noncontrolling interests	2,094	2,479	7,296	7,358
Net income attributable to Bloomin’ Brands	58,045	60,699	101,907	215,555
Convertible senior notes if-converted method interest adjustment, net of tax	—	—	—	345
Diluted net income attributable to Bloomin’ Brands	$58,045	$60,699	$101,907	$215,900

Earnings per share:
Basic	$0.66	$0.68	$1.15	$2.42
Diluted	$0.61	$0.59	$1.03	$2.00

Weighted average common shares outstanding:
Basic	87,937	89,251	88,846	88,981
Diluted	95,221	102,985	98,512	107,803

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR
	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
U.S. Segment	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$942,775	$925,706	$3,863,016	$3,714,848
Franchise and other revenues	11,540	13,566	48,854	45,133
Total revenues	$954,315	$939,272	$3,911,870	$3,759,981
International Segment
Revenues
Restaurant sales	$137,052	$103,991	$489,679	$346,245
Franchise and other revenues (1)	3,681	3,820	14,959	16,159
Total revenues	$140,733	$107,811	$504,638	$362,404
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$102,513	$109,561	$407,860	$443,887
International	18,474	9,238	57,333	16,657
Total segment income from operations	120,987	118,799	465,193	460,544
Unallocated corporate operating expense	(36,850)	(40,313)	(134,772)	(151,586)
Total income from operations	$84,137	$78,486	$330,421	$308,958
____________________
(1)Fiscal year 2021 includes a $3.1 million benefit from the recognition of recoverable Program of Social Integration (“PIS”) and Contribution for the Financing of Social Security (“COFINS”) taxes, including accrued interest, within other revenues in connection with favorable court rulings in Brazil regarding the calculation methodology and taxable base.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	DECEMBER 25, 2022	DECEMBER 26, 2021
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$84,735	$87,585
Net working capital (deficit) (1)	$(632,290)	$(631,833)
Total assets	$3,320,425	$3,294,271
Total debt, net	$833,292	$793,065
Total stockholders’ equity	$273,909	$222,850
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
Income from operations	$84,137	$78,486	$330,421	$308,958
Operating income margin	7.7%	7.5%	7.5%	7.5%
Less:
Franchise and other revenues	15,221	17,386	63,813	61,292
Plus:
Depreciation and amortization	44,414	40,799	169,617	163,391
General and administrative	60,743	63,026	234,752	245,616
Provision for impaired assets and restaurant closings	1,865	4,775	5,964	13,737
Restaurant-level operating income (1)	$175,938	$169,700	$676,941	$670,410
Restaurant-level operating margin	16.3%	16.5%	15.6%	16.5%
Adjustments:
Royalty termination expense (2)	—	—	—	61,880
Legal and other matters (3)	5,900	—	5,900	2,761
Total restaurant-level operating income adjustments	5,900	—	5,900	64,641
Adjusted restaurant-level operating income	$181,838	$169,700	$682,841	$735,051
Adjusted restaurant-level operating margin	16.8%	16.5%	15.7%	18.1%
_________________
(1)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.
(2)Payment to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(3)For 2022, includes an increase in reserves for certain collective action wage and hour lawsuits during the fourth quarter. For 2021, includes an accrual for Imposto sobre Serviços (“ISS”), a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, as a result of an unfavorable Brazilian Supreme Court ruling.

U.S.	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
Income from operations	$102,513	$109,561	$407,860	$443,887
Operating income margin	10.7%	11.7%	10.4%	11.8%
Less:
Franchise and other revenues	11,540	13,566	48,854	45,133
Plus:
Depreciation and amortization	36,435	33,599	139,170	134,244
General and administrative	23,969	23,271	93,401	89,314
Provision for impaired assets and restaurant closings	2,103	3,690	4,420	12,368
Restaurant-level operating income	$153,480	$156,555	$595,997	$634,680
Restaurant-level operating margin	16.3%	16.9%	15.4%	17.1%
Adjustments:
Royalty termination expense (1)	—	—	—	61,880
Total restaurant-level operating income adjustments	—	—	—	61,880
Adjusted restaurant-level operating income	$153,480	$156,555	$595,997	$696,560
Adjusted restaurant-level operating margin	16.3%	16.9%	15.4%	18.8%
________________
(1)Payment to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.

International	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
Income from operations	$18,474	$9,238	$57,333	$16,657
Operating income margin	13.1%	8.6%	11.4%	4.6%
Less:
Franchise and other revenues	3,681	3,820	14,959	16,159
Plus:
Depreciation and amortization	5,959	5,522	23,397	22,650
General and administrative	7,268	5,898	23,355	19,679
Provision for impaired assets and restaurant closings	(238)	1,073	1,537	1,100
Restaurant-level operating income	$27,782	$17,911	$90,663	$43,927
Restaurant-level operating margin	20.3%	17.2%	18.5%	12.7%
Adjustments:
Legal and other matters (1)	—	—	—	2,761
Total restaurant-level operating income adjustments	—	—	—	2,761
Adjusted restaurant-level operating income	$27,782	$17,911	$90,663	$46,688
Adjusted restaurant-level operating margin	20.3%	17.2%	18.5%	13.5%
________________
(1)Includes an accrual for ISS, a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, as a result of an unfavorable Brazilian Supreme Court ruling.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED QUARTER TO DATE
	DECEMBER 25, 2022		DECEMBER 26, 2021
	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	30.3%	30.3%	31.2%	31.2%	0.9%
Labor and other related	28.0%	28.0%	28.6%	28.6%	0.6%
Other restaurant operating	25.5%	24.9%	23.7%	23.7%	(1.2)%

Restaurant-level operating margin	16.3%	16.8%	16.5%	16.5%	0.3%

	FISCAL YEAR				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	2022		2021
	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	31.8%	31.8%	30.3%	30.3%	(1.5)%
Labor and other related	28.2%	28.2%	28.4%	28.4%	0.2%
Other restaurant operating	24.5%	24.3%	24.8%	23.2%	(1.1)%

Restaurant-level operating margin	15.6%	15.7%	16.5%	18.1%	(2.4)%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margin Non-GAAP Reconciliations for details regarding restaurant-level operating margin adjustments. All restaurant-level operating margin adjustments for the periods presented were recorded within Other restaurant operating expense.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR
Consolidated	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
Income from operations	$84,137	$78,486	$330,421	$308,958
Operating income margin	7.7%	7.5%	7.5%	7.5%
Adjustments:
Total restaurant-level operating margin adjustments (1)	5,900	—	5,900	64,641
Legal and other matters (2)	—	—	—	(3,133)
Severance and other transformational costs (3)	—	2,764	—	2,764
Total income from operations adjustments	5,900	2,764	5,900	64,272
Adjusted income from operations	$90,037	$81,250	$336,321	$373,230
Adjusted operating income margin	8.2%	7.8%	7.6%	9.1%

U.S. Segment
Income from operations	$102,513	$109,561	$407,860	$443,887
Operating income margin	10.7%	11.7%	10.4%	11.8%
Adjustments:
Total restaurant-level operating margin adjustments (1)	—	—	—	61,880
Severance and other transformational costs (3)	—	1,108	—	1,108
Total income from operations adjustments	—	1,108	—	62,988
Adjusted income from operations	$102,513	$110,669	$407,860	$506,875
Adjusted operating income margin	10.7%	11.8%	10.4%	13.5%

International Segment
Income from operations	$18,474	$9,238	$57,333	$16,657
Operating income margin	13.1%	8.6%	11.4%	4.6%
Adjustments:
Total restaurant-level operating margin adjustments (1)	—	—	—	2,761
Legal and other matters (2)	—	—	—	(3,133)
Total income from operations adjustments	—	—	—	(372)
Adjusted income from operations	$18,474	$9,238	$57,333	$16,285
Adjusted operating income margin	13.1%	8.6%	11.4%	4.5%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margin Non-GAAP Reconciliations for details regarding the restaurant-level operating margin adjustments.
(2)Includes the recognition of recoverable PIS and COFINS taxes within other revenues as a result of favorable court rulings in Brazil.
(3)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR
(in thousands, except per share data)	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
Diluted net income attributable to Bloomin’ Brands	$58,045	$60,699	$101,907	$215,900
Convertible senior notes if-converted method interest adjustment, net of tax (1)	—	—	—	345
Net income attributable to Bloomin’ Brands	58,045	60,699	101,907	215,555
Adjustments:
Income from operations adjustments (2)	5,900	2,764	5,900	64,272
Loss on extinguishment and modification of debt (3)	—	—	107,630	2,073
Loss on fair value adjustment of derivatives, net (3)	—	—	17,685	—
Total adjustments, before income taxes	5,900	2,764	131,215	66,345
Adjustment to provision for income taxes (4)	(1,585)	(6,587)	(263)	(21,222)
Net adjustments	4,315	(3,823)	130,952	45,123
Adjusted net income	$62,360	$56,876	$232,859	$260,678

Diluted earnings per share	$0.61	$0.59	$1.03	$2.00
Adjusted diluted earnings per share (5)	$0.68	$0.60	$2.52	$2.70

Diluted weighted average common shares outstanding	95,221	102,985	98,512	107,803
Adjusted diluted weighted average common shares outstanding (5)	91,059	94,375	92,423	96,426
_________________
(1)Adjustment for interest expense related to the convertible senior notes due in 2025 (the “2025 Notes”) weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of the 2025 Notes in cash.
(2)See Table Six Adjusted Income from Operations Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(3)For 2022, includes losses primarily in connection with the repurchase of $125 million of our outstanding 2025 Notes, as well as the settlements of the related convertible senior note hedges and warrants (the “2025 Notes Partial Repurchase”).
(4)The tax effect of non-GAAP adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates. For 2022, the primary difference between GAAP and adjusted effective income tax rates relates to certain non-deductible losses and other tax costs associated with the 2025 Notes Partial Repurchase. Also includes a $4.2 million adjustment during the thirteen weeks and fiscal year ended December 26, 2021 for the reduction of certain unrecognized tax benefits related to tax positions taken during a prior period.
(5)Adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 4,162 and 8,610 shares for the thirteen weeks ended December 25, 2022 and December 26, 2021, respectively, and 6,089 and 9,992 shares for the fiscal years ended December 25, 2022, and December 26, 2021, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes. For 2021, adjusted diluted weighted average common shares outstanding was also calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 25, 2022	DECEMBER 26, 2021	2022	2021
Franchise and other revenues	$—	$—	$—	$(3,133)
Other restaurant operating	5,900	—	5,900	64,641
General and administrative	—	2,764	—	2,764
Loss on extinguishment and modification of debt	—	—	107,630	2,073
Loss on fair value adjustment of derivatives, net	—	—	17,685	—
Provision for income taxes	(1,585)	(6,587)	(263)	(21,222)
Net adjustments	$4,315	$(3,823)	$130,952	$45,123

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION
(UNAUDITED)
Number of restaurants:	SEPTEMBER 25, 2022	OPENINGS	CLOSURES	DECEMBER 25, 2022
U.S.
Outback Steakhouse
Company-owned	564	2	—	566
Franchised	128	—	(1)	127
Total	692	2	(1)	693
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	19	—	—	19
Total	218	—	—	218
Bonefish Grill
Company-owned	173	—	—	173
Franchised	7	—	—	7
Total	180	—	—	180
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	1	—	65
Aussie Grill
Company-owned	5	2	—	7
U.S. total	1,159	5	(1)	1,163
International
Company-owned
Outback Steakhouse - Brazil (1)	137	2	—	139
Other (1)(2)	33	3	—	36
Franchised
Outback Steakhouse - South Korea	83	5	(2)	86
Other (2)	50	2	(5)	47
International total	303	12	(7)	308
System-wide total	1,462	17	(8)	1,471
System-wide total - Company-owned	1,175	10	—	1,185
System-wide total - Franchised	287	7	(8)	286
____________________
(1)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other, are reported as of August 31, 2022 and November 30, 2022, respectively, to correspond with the balance sheet dates of this subsidiary.
(2)International Company-owned Other and International Franchised Other each included four Aussie Grill locations as of December 25, 2022.

Number of kitchens (1):	SEPTEMBER 25, 2022	OPENINGS	CLOSURES	DECEMBER 25, 2022
U.S.
Company-owned	1	—	—	1
International
Franchised - South Korea	45	1	(11)	35
System-wide total	46	1	(11)	36
____________________
(1)Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR
	DECEMBER 25, 2022		2022
	COMPARABLE TO		COMPARABLE TO
	2021	2019 (1)	2021	2019 (1)
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (2)
Outback Steakhouse	0.9%	3.4%	2.8%	6.1%
Carrabba’s Italian Grill	2.8%	13.4%	3.4%	14.3%
Bonefish Grill	0.5%	1.9%	4.5%	2.9%
Fleming’s Prime Steakhouse & Wine Bar	3.1%	24.0%	12.0%	27.0%
Combined U.S.	1.4%	6.8%	4.0%	8.7%
International
Outback Steakhouse - Brazil (3)	15.3%	26.0%	38.3%	23.3%

Traffic:
U.S.
Outback Steakhouse	(8.7)%	(12.8)%	(6.3)%	(8.7)%
Carrabba’s Italian Grill	(3.8)%	(1.5)%	(4.3)%	1.9%
Bonefish Grill	(7.2)%	(9.8)%	(4.2)%	(6.1)%
Fleming’s Prime Steakhouse & Wine Bar	(4.0)%	5.0%	3.0%	7.1%
Combined U.S.	(7.3)%	(9.6)%	(5.3)%	(5.9)%
International
Outback Steakhouse - Brazil	3.3%	14.1%	23.6%	20.4%

Average check per person (4):
U.S.
Outback Steakhouse	9.6%	16.2%	9.1%	14.8%
Carrabba’s Italian Grill	6.6%	14.9%	7.7%	12.4%
Bonefish Grill	7.7%	11.7%	8.7%	9.0%
Fleming’s Prime Steakhouse & Wine Bar	7.1%	19.0%	9.0%	19.9%
Combined U.S.	8.7%	16.4%	9.3%	14.6%
International
Outback Steakhouse - Brazil	11.7%	10.7%	14.6%	3.0%
____________________
(1)Comparable restaurant sales, traffic and average check per person increases (decreases) relative to 2019 for improved comparability to pre-COVID-19 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Includes trading day impact from calendar period reporting. Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil tax legislation.
(4)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.